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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                                 JURISDICTION OF
                              NAME OF SUBSIDIARY                                  INCORPORATION
-------------------------------------------------------------------------------  ----------------
Outdoor Systems Painting, Inc..................................................    Arizona
OS Baseline, Inc...............................................................    Arizona
OS Advertising of Texas Painting, Inc..........................................     Texas
Decade Communications Group, Inc...............................................    Colorado
Bench Advertising Company of Colorado, Inc.....................................    Colorado
New York Subways Advertising Co., Inc..........................................    Arizona
Mediacom Inc...................................................................     Canada
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